EXHIBIT 99.1

PROXY

REDBACK NETWORKS INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                        , 2003

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin A. DeNuccio and Thomas L. Cronan III, or either of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Redback Networks Inc. and at any adjournments or postponements of the special stockholders’ meeting, and to vote, as designated below and in their judgment and discretion, upon such other business as may properly come before the meeting, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special stockholders’ meeting will be held at 9:00 a.m. Pacific time on                 , 2003 at 300 Holger Way, San Jose, California.

The undersigned hereby acknowledges receipt of the Proxy/Prospectus/Disclosure Statement, dated                     , 2003. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with The Altman Group, gives notice of such revocation.

This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL ONE, FOR THE APPROVAL OF THE ISSUANCE OF THE WARRANTS AND SHARES OF COMMON STOCK OF REDBACK NETWORKS INC. AS SET FORTH IN PROPOSAL TWO, FOR THE APPROVAL OF THE SHARE INCREASE TO THE REDBACK NETWORKS INC. 1999 STOCK INCENTIVE PLAN AS SET FORTH IN PROPOSAL THREE AND THE MATERIAL TERMS OF THE PLAN, FOR THE APPROVAL OF THE REDBACK NETWORKS INC. 1999 EMPLOYEE STOCK PURCHASE PLAN AS SET FORTH IN PROPOSAL FOUR AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL STOCKHOLDERS’ MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

REDBACK NETWORKS INC.

c/o The Altman Group

1275 Valley Brook Avenue

Lyndhurst, New Jersey 07071

VOTER CONTROL NUMBER

Your vote is important. Please vote immediately.

PLEASE DETACH PROXY CARD HERE

X	Please mark votes as in this example.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

THE BOARD OF DIRECTORS OF REDBACK NETWORKS INC. RECOMMENDS A VOTE “FOR” THE FOLLOWING:

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the amendment and restatement of the Company’s existing amended and restated certificate of incorporation to implement a 73.2572444:1 reverse stock split of the Company’s common stock.(1)	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the issuance of up to 52,901,662 shares of the Company’s common stock in the recapitalization plan, including (i) up to 47.5 million shares of common stock to holders of the Company’s convertible subordinated notes, and (ii) up to 5,401,662 shares of common stock issuable upon exercise of warrants to be issued by the Company; and the issuance of warrants exercisable for up to 5,401,662 shares of the Company’s common stock.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to approve an amendment to the Company’s 1999 Stock Incentive Plan to increase the aggregate number of shares available for issuance thereunder to 10,975,610 shares and approval of the material terms of the plan in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Proposal to approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the aggregate number of shares available for issuance thereunder to 1.5 million shares.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity. If shares are held by joint tenants or as community property, both holders should sign. Please date the proxy.	Signature:	Date:
	Signature:	Date:

(1)	All share numbers reflect the giving of effect to the reverse stock split discussed in Proposal 1.